Exhibit 10.4
AMENDMENT TO THE
LIVERAMP HOLDINGS, INC.
NON-QUALIFIED SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

WHEREAS, LiveRamp Holdings, Inc. (the “Employer”) sponsors and maintains the LiveRamp Holdings, Inc. Non-Qualified Supplemental Executive Retirement Plan (the “Plan”), amended and restated effective August 9, 2022;

    WHEREAS, the Employer desires to revise the Plan to clarify the deferral election procedures for participant contributions, effective January 1, 2023;

WHEREAS, Section 6.3 of the Plan authorizes a senior officer of the Employer to amend the Plan to the extent such amendment would not result in significant reduction in future benefits or in a material increase in cost to the Employer; and

WHEREAS, the amendment contemplated herein will not result in significant reduction in future benefits or in a material increase in cost to the Employer.

    NOW, THEREFORE, BE IT RESOLVED, that Section 3.1 of the Plan, “Participant Contributions,” is hereby amended by removing the final sentence of the third paragraph of such Section.

IN WITNESS WHEREOF, the party hereto has executed this amendment as of the date first above written.
                        LIVERAMP HOLDINGS, INC.

                        By: /s/ Jerry C. Jones

4870-4864-7758.1